Exhibit 3.6

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KONA GOLD SOLUTIONS, INC.”, CHANGING ITS NAME FROM “KONA GOLD SOLUTIONS, INC.” TO “KONA GOLD BEVERAGE, INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF OCTOBER, A.D. 2020, AT 9:03 O`CLOCK P.M.

3881153 8100 SR# 20207833774	Authentication: 203867352 Date: 10-15-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 09:03 PM 10/14/2020 |FILED 09:03 PM 10/14/2020 SR 20207833774 - File Number 3881153

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Kona Gold Solutions, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST                    ” so that, as amended, said Article shall be and read as follows:

The name of this Delaware corporation is: Kona Gold Beverage, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this     14     day of October     , 2020     .

By:	/s/ Robert Clark
Authorized Officer
Title:	Chief Executive Officer
Name:	Robert Clark
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